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Exhibit 99.1

Centiv to Purchase Stock from Chief Executive Officer

        VERNON HILLS, Ill.—(BUSINESS WIRE)—Nov. 25, 2002—Centiv, Inc. (NASDAQ: CNTV—News), today announced that its Board of Directors has approved the purchase by the Company of 806,983 shares of common stock owned by William M. Rychel, the Company's Chief Executive Officer, at a purchase price of $2.79 per share. The stock being purchased from Mr. Rychel is pledged to the Company as collateral for a loan made by the Company to Mr. Rychel in 1999 in the original principal amount of $1,775,000. Including accrued interest, the total loan amount is approximately $2.25 million. The shares will be repurchased by the Company concurrently with Mr. Rychel's repayment of the loan in full. Under the provisions of the newly enacted Sarbanes-Oxley Act of 2002 which prohibits loans from publicly traded companies to officers, this loan must be repaid without further extension or other material modification. The repurchase will be effective on or before December 1, 2002.

        The loan was originally made to facilitate the elimination of the dual-class capital structure in order to make the Company more attractive to the investment market and for the benefit of all shareholders. Mr. Rychel did not personally gain from this transaction. After the repurchase, he still maintains a substantial interest as a shareholder with approximately 430,000 common shares and options to purchase 175,000 additional shares of Centiv common stock. The purchase price of $2.79 per share was determined by the Board of Directors, after receiving guidance from an independent valuation firm as to the intrinsic value of the Company's common stock. The $2.79 per share price sits in the middle of the valuation range provided by our independent valuation firm. Even though this is a non-cash transaction, the Company will experience a charge in an amount equal to the difference between the $2.79 purchase price and the closing market price of the Company's common stock on the date of purchase. The Company expects this will result in a non-cash charge of approximately $1.4 million in Q4 2002.

        "Mr. Rychel will not achieve any personal financial gain as a result of the transaction and the Company will experience no net change in cash as the full purchase price for the repurchased shares will repay the outstanding loan", said Steve Carnevale, Chairman of the Board. "This purchase will benefit the existing shareholders by reducing the number of total outstanding shares," added Mr. Carnevale.

About Centiv™

Centiv, Inc. (NASDAQ: CNTV—News), headquartered in Vernon Hills, IL, offers solutions for locally customized POP signage to the consumer products, food and packaged goods industries. The delivered product is high quality, digitally produced signage that is mass-customized for the unique requirements of each retail location. Centiv's P.O.P. services are currently used by leading U.S. Corporations. Additional information regarding Centiv, Inc., may be obtained by contacting Centiv headquarters, 998 Forest Edge Drive, Vernon Hills, IL 60061. Phone 847-876-8300 or fax 847-955-1269, or visit its website: http://www.centiv.com for a product demonstration.

        This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may", "would", "could", "will", "increase", "expect", "implement", "estimate", "anticipate", "believes", "intends", "plans", and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material

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changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including "Factors That May Affect Future Results" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Contact:

  Centiv, Inc.
  Tom Mason—CFO, 847/876-8304
  Email:   tmason@centiv.com
  or
  Piedmont Consulting, Inc.
  Keith Fetter, 404/233-6999
  Email:   keith@piedmont-consulting.net

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  Exhibit 99.1